Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:

Media & Investor Relations	Media Relations
John Vincenzo	Kevin Flanagan
508.323.1260	508.323.1101
john_vincenzo@3com.com	kevin_flanagan@3com.com
3COM REPORTS SECOND QUARTER FISCAL YEAR 2008 RESULTS
MARLBOROUGH, MASS. — December 19, 2007 — 3Com Corporation (NASDAQ: COMS) today reported financial results for its fiscal 2008 second quarter, which ended November 30, 2007. Revenue in the quarter was $317.8 million compared to revenue of $333.0 million in the corresponding period in fiscal 2007, a 4.6 percent decrease.
     Net loss in the quarter was $35.6 million, or $0.09 per share, compared with a net loss of $3.5 million, or $0.01 per share, in the second quarter of fiscal year 2007. The net loss increase was primarily a result of purchase accounting related to the acquisition of Huawei’s 49 percent ownership of H3C. On a non-GAAP basis, net income was $13.0 million or $0.03 per diluted share, compared with net income of $7.8 million or $0.02 per share for the second quarter of fiscal year 2007.
     In the second quarter, 3Com generated $6.4 million in cash from operations, compared to a use of cash from operations of $8.3 million in the second quarter of fiscal year 2007.

     “We made progress in several areas of the business in the second quarter,” said Edgar Masri, 3Com President and CEO. “While our overall revenue was lower than we anticipated, our gross margins were the highest they’ve been in recent history; we once again generated cash from operations; and we recorded our fifth consecutive quarter of non-GAAP operating profit. I also am very pleased with the progress of our Europe, Middle East and Africa region, which continued its rebound with strong top- and bottom-line improvements.”
     3Com and affiliates of Bain Capital, LLC continue to work together towards closing the previously announced proposed acquisition of the Company. The transaction is expected to be completed by the first quarter of calendar year 2008, subject to receipt of 3Com shareholder approval, customary regulatory approvals and other customary closing conditions.
     For additional financial information, please refer to the Investor Relations section of our Web site.
Safe Harbor
This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business objectives and our proposed acquisition by affiliates of Bain Capital. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to grow profitably, consummate the proposed merger with affiliates of Bain Capital and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended August 31, 2007.
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
The non-GAAP measures used by the Company exclude restructuring, amortization, in-process research and development, stock-based compensation expense and, if applicable in the relevant period, unusual items, such as the change-in-control portion of the H3C Equity Appreciation Rights Plan, the inventory-related adjustment portion of the purchase accounting effects of the Company’s acquisition of 49% of H3C, the gains on sales of assets, the gain on an insurance settlement and expenses related to our pending acquisition by affiliates of Bain Capital. The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth later in this press release, in the Current Report on Form 8-K furnished to the SEC on the date hereof and/or in the investor relations section of our Web site, www.3com.com.
References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.
About 3Com Corporation
3Com Corporation (NASDAQ: COMS) is a leading provider of secure, converged voice and data networking solutions for enterprises of all sizes. 3Com offers a broad line of innovative products backed by world class sales,

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service and support, which excel at delivering business value for its customers. 3Com also includes H3C Technologies Co., Limited (H3C), a China-based provider of network infrastructure products. H3C brings high-performance and cost-effective product development and manufacturing and a strong footprint in one of the world’s most dynamic markets. Through its TippingPoint division, 3Com is a leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
# # #
Copyright © 2007 3Com Corporation. 3Com, the 3Com logo and TippingPoint are registered trademarks of 3Com Corporation. All other company and product names may be trademarks of their respective holders.
Additional Information About the Transaction and Where to Find It
In connection with the proposed merger, 3Com has filed a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement because it contains important information about 3Com and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by 3Com at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from 3Com by directing such request to 3Com Corporation 350 Campus Drive, Marlborough, MA 01752-3064 Attention: Investor Relations; Telephone: 508-323-1198. Investors and security holders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed transaction. 3Com and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of 3Com’s participants in the solicitation is set forth in 3Com’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.

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3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended
	November 30,	December 1,
	2007	2006
Sales	$317,801	$332,976
Cost of sales	165,681	182,825

Gross profit	152,120	150,151

Operating expenses:
Sales and marketing	80,785	76,188
Research and development	52,199	48,151
General and administrative	31,060	22,341
Amortization of intangibles	26,260	12,221
Restructuring charges	3,147	630

Total operating expenses	193,451	159,531

Operating loss	(41,331)	(9,380)

Gain (loss) on investments, net	1	(911)
Interest (expense) income, net	(3,966)	11,447
Other income, net	10,342	12,616

(Loss) income from operations before income taxes and minority interest of consolidated joint venture	(34,954)	13,772

Income tax provision	(670)	(2,315)

Minority interest of Huawei in the loss (income) of consolidated joint venture (1)	—	(14,973)

Net loss	$(35,624)	$(3,516)

Basic and diluted loss per share	$(0.09)	$(0.01)

Shares used in computing basic and diluted per share amounts	398,989	393,352

(1)	Represents Huawei’s 49% interest in the H3C joint venture for the period of minority interest that ended with 3Com’s acquisition of the remaining 49% interest on March 30, 2007.

3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	November 30,	June 1,
	2007	2007
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$419,143	$559,217
Notes receivable	70,996	77,368
Accounts receivable, net	127,550	102,952
Inventories, net	93,788	107,988
Other current assets	54,227	50,157

Total current assets	765,704	897,682

Property & equipment, net	63,919	76,460
Goodwill	767,274	766,444
Intangibles, net	322,678	371,289
Other assets	26,747	39,217

Total assets	$1,946,322	$2,151,092

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$103,115	$110,430
Current portion of long-term debt	48,000	94,000
Accrued liabilities and other	366,873	435,638

Total current liabilities	517,988	640,068

Deferred taxes and long-term obligations	14,865	23,725
Long-term debt	288,000	336,000
Stockholders’ equity	1,125,469	1,151,299

Total liabilities and stockholders’ equity	$1,946,322	$2,151,092

3Com Corporation
Reconciliation of Non-GAAP Measures
(in thousands, margin and except per-share data)
(unaudited)
TABLE C

	Three Months Ended
	November 30,	December 1,
	2007	2006
GAAP operating loss	$(41,331)	$(9,380)
Restructuring	3,147	630
Amortization of intangible assets	26,260	12,221
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	5,591	—
Stock-based compensation expense [b]	6,006	6,950
Acquiree expensed acquisition costs [e]	7,600	—

Non-GAAP operating income	$7,273	$10,421

GAAP net loss	$(35,624)	$(3,516)
Restructuring	3,147	630
Amortization of intangible assets	26,260	12,221
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	5,591	—
Stock-based compensation expense [b]	6,006	6,950
Huawei’s 49% minority interest in H3C’s amortization as shown above	—	(4,229)
Gain on sales of assets [c]	—	(1,300)
Gain on insurance settlement [d]	—	(3,000)
Acquiree expensed acquisition costs [e]	7,600	—

Non-GAAP net income	$12,980	$7,756

GAAP net loss per share	$(0.09)	$(0.01)
Restructuring	0.01	0.00
Amortization of intangible assets	0.07	0.03
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	0.01	—
Stock-based compensation expense [b]	0.01	0.02
Huawei’s 49% minority interest in H3C’s amortization as shown above	—	(0.01)
Gain on sales of assets [c]	—	(0.00)
Gain on insurance settlement [d]	—	(0.01)
Acquiree expensed acquisition costs [e]	0.02	—

Non-GAAP net income per share, basic and diluted	$0.03	$0.02

Shares used in computing basic per share amounts	398,989	393,352
Shares used in computing diluted per share amounts	404,142	400,335

[a]	Results from our 49% H3C acquisition transaction.

[b]	Stock-based compensation expense is included in the following cost and expense categories by period

	Three Months Ended
	November 30,	December 1,
	2007	2006
Cost of sales	523	383
Sales and marketing	1,418	1,568
Research and development	973	1,545
General and administrative	3,092	3,454

[c]	These gains relate to a patent sale in Q1 fiscal 2008 and a sale of venture funds in Q1 fiscal 2007 and a patent sale in Q2 fiscal 2007.

[d]	This gain relates to insurance proceeds from an insurance settlement for our Hemel facility.

[e]	These expenses relate to the announced acquisition of the Company in August 2007